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                                                     EXHIBIT (d)(1)(E)



                ADDENDUM TO MANAGEMENT AGREEMENT

     The Management Agreement (the "Agreement") between The GCG Trust (the "Trust"), a Massachusetts business trust having its principal place of business 1475 Dunwoody Drive, West Chester, PA 19380, and Directed Services, Inc. ("DSI" or the "Manager"), a New York corporation having its principal place of business 1475 Dunwoody Drive, West Chester, PA 19380, dated October 24, 1997 is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is dated as of the 18th day of May 2000.

                          WITNESSETH:

     WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest in separate series, each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

     WHEREAS, the Trust has established three new series designated as the Diversified Mid-Cap Series, Asset Allocation
Growth Series and Special Situations Series; and

     WHEREAS, the Trust desires to appoint DSI as Manager for the Diversified Mid-Cap Series, Asset Allocation Growth Series and
Special Situations Series, under the provisions set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, the Manager is willing to accept such appointment.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

                    1.   In addition to its responsibilities as
               specified in the Agreement, the Trust hereby appoints DSI to act as Manager with respect to the the Diversified Mid-Cap Series, Asset Allocation Growth Series and Special Situations Series which, together with all other Series previously established and listed on Schedule A to the Agreement, shall be Series under the Agreement as provided in paragraph one (1), subject to the terms and conditions as specified in the Agreement, including paragraph nine (9), "Compensation."

                    2.   Schedule A to the Agreement shall be
               replaced with a new Schedule A, a form of which is attached hereto.

                    3.   Schedule B to the Agreement
               ("Compensation for Services to Series") shall be replaced with a new Schedule B, a form of which is attached hereto.

     This Addendum shall take effect as of the date of its execution.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date indicated.

                                  THE GCG TRUST


Attest________________________    By:________________________
Title:________________________    Title:_____________________

                                  DIRECTED SERVICES, INC.


Attest________________________    By:________________________
Title:________________________    Title:_____________________


                           SCHEDULE A


     The Series of The GCG Trust, as described in the attached
Management Agreement, to which Directed Services, Inc. shall act as Manager are as follows:

                  Equity Income Series (formerly, Multiple Allocation Series) Fully Managed Series
                  Limited Maturity Bond Series
                  Hard Assets Series
                  Real Estate Series
                  Liquid Asset Series
                  Capital Appreciation Series
                  Rising Dividends Series
                  Emerging Markets Series
                  Market Manager Series
                  Value Equity Series
                  Strategic Equity Series
                  Small Cap Series
                  Mid-Cap Growth Series
                  Total Return Series
                  Research Series
                  Growth Series (formerly, Growth & Income Series)
                  Value + Growth Series
                  Global Fixed Income Series
                  Developing World Series
                  Capital Growth Series
                  Investors Series
                  All Cap Series
                  Large Cap Value Series
                  Managed Global Series
                  Diversified Mid-Cap Series
                  Asset Allocation Growth Series
                  Special Situations Series


                           SCHEDULE B
              COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, Inc. (the "Manag er") to the following Series of The GCG Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

Series                             Rate

Diversified Mid-Cap and Asset      1.00% of first $500 million;
Allocation Growth Series:          0.95% of next $250 million;
                                   0.90% of next $500 million; and
                                   0.85% of amount in excess of $1.25 billion

Special Situations Series          1.10% of first $250 million;
                                   1.05% of next $400 million;
                                   1.00% of next $450 million; and
                                   0.95% of amount in excess of $1.1 billion